Exhibit 99.1

Home Bancorp Announces First Quarter 2018 Results And Increases Quarterly Dividend By 13%

LAFAYETTE, La., April 24, 2018 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company for Home Bank, N.A. (the "Bank") (www.home24bank.com), reported record net income of $7.5 million for the first quarter of 2018, an increase of $4.2 million, or 130%, compared to the fourth quarter of 2017 and an increase of $2.5 million, or 49%, compared to the first quarter of 2017. The first quarter of 2018 includes merger expenses totaling $694,000, net of taxes, related to the acquisition of St. Martin Bancshares, Inc. ("SMB"), compared to $610,000, net of taxes, for the fourth quarter of 2017. The fourth quarter of 2017 also includes a deferred tax asset ("DTA") re-measurement charge of $2.7 million related to the Tax Cuts and Jobs Act of 2017 (the "Tax Act").

Diluted earnings per share were a record $0.81 for the first quarter of 2018, an increase of $0.40, or 98%, compared to the fourth quarter of 2017, and an increase of $0.12, or 17%, compared to the first quarter of 2017.

"After four consecutive record net income years, I'm pleased to report a strong start to 2018," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank, "Our record net income quarter was driven by the St. Martin Bancshares acquisition and the positive impact of tax reform."

"We are tremendously thankful to the many employees who have done an outstanding job bringing Home Bank and St. Martin Bank together," added Mr. Bordelon. "We are, indeed, stronger together."

The Company also announced that its Board of Directors increased the quarterly cash dividend on shares of its common stock to $0.17 per share payable on May 18, 2018, to shareholders of record as of May 7, 2018.

Loans and Credit Quality

Loans totaled $1.6 billion at March 31, 2018, a decrease of $16.5 million, or 1%, from December 31, 2017. During the first quarter, growth in organic loans of 10% (on an annualized basis) was offset by declines in acquired loan balances. The Company acquired $439.9 million of loans from SMB at the acquisition date of December 6, 2017.

The following table sets forth the composition of the Company's loan portfolio as of the dates indicated.

	March 31,	December 31,	Increase/(Decrease)
(dollars in thousands)	2018	2017	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$466,193	$477,211	$(11,018)	(2)%
Home equity loans and lines	91,820	94,445	(2,625)	(3)
Commercial real estate	605,393	611,358	(5,965)	(1)
Construction and land	180,548	177,263	3,285	2
Multi-family residential	52,725	50,978	1,747	3
Total real estate loans	1,396,679	1,411,255	(14,576)	(1)
Other loans:
Commercial and industrial	182,211	185,284	(3,073)	(2)
Consumer	62,380	61,256	1,124	2
Total other loans	244,591	246,540	(1,949)	(1)
Total loans	$1,641,270	$1,657,795	$(16,525)	(1)%

Nonperforming assets ("NPAs"), excluding purchased credit impaired loans, totaled $27.9 million at March 31, 2018, an increase of $2.1 million, or 8%, compared to December 31, 2017. The ratio of NPAs to total assets was 1.26% at March 31, 2018, compared to 1.16% at December 31, 2017. The increase in NPAs during the quarter was primarily related to two loan relationships totaling $2.2 million.

The Company recorded net loan charge-offs of $1.5 million during the first quarter of 2018, compared to net loan recoveries of $184,000 for the fourth quarter of 2017. The increase in net loan charge-offs resulted primarily from further deterioration in two loan relationships identified as problem credits in prior periods. The Company's provision for loan losses for the first quarter of 2018 was $964,000, compared to $1.2 million for the fourth quarter of 2017.

The ratio of the allowance for loan losses to total loans was 0.87% at March 31, 2018, compared to 0.89% at December 31, 2017. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.40% at March 31, 2018, compared to 1.52% at December 31, 2017.

Direct Energy Exposure

The outstanding balance of direct loans to borrowers in the energy sector totaled $57.7 million, or 4% of total outstanding loans, at March 31, 2018, compared to $58.8 million at December 31, 2017. Unfunded loan commitments to customers in the energy sector totaled $9.9 million at March 31, 2018, compared to $9.3 million at December 31, 2017. At March 31, 2018, loans constituting 93% of the balance of our direct energy-related loans were performing in accordance with their original loan agreements. The Company holds no shared national credits.

The allowance for loan losses attributable to originated direct energy-related loans totaled 2.76% of the outstanding balance of energy-related loans at March 31, 2018, compared to 2.49% at December 31, 2017.

Deposits

Total deposits were $1.8 billion at March 31, 2018, a decrease of $27.0 million, or 1%, from December 31, 2017. The Company acquired $533.5 million of deposits from SMB at the acquisition date.

The following table sets forth the composition of the Company's deposits as of the dates indicated.

	March31,	December31,	Increase / (Decrease)
(dollars in thousands)	2018	2017	Amount	Percent
Demand deposits	$456,353	$461,999	$(5,646)	(1)%
Savings	215,428	217,639	(2,211)	(1)
Money market	299,338	306,509	(7,171)	(2)
NOW	506,521	490,924	15,597	3
Certificates of deposit	361,565	389,156	(27,591)	(7)
Total deposits	$1,839,205	$1,866,227	$(27,022)	(1)%

Net Interest Income

Net interest income for the first quarter of 2018 totaled $22.5 million, an increase of $2.5 million, or 12%, compared to the fourth quarter of 2017. The addition of SMB's earning assets for the full quarter accounted for the vast majority of the increase.

The Company's net interest margin was 4.49% for the first quarter of 2018, 32 basis points lower than the fourth quarter of 2017. The decrease in the net interest margin was primarily due to $1.5 million less in accretion income recognized on the Britton & Koontz acquired loan portfolio during the fourth quarter of 2017 due to an acceleration in payoffs.

The following table sets forth the Company's average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent ("TE") yields on investment securities are calculated using a marginal tax rate of 21% in 2018 and 35% for 2017.

	For the Three Months Ended
	March 31, 2018		December 31, 2017
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Loans receivable
Originated loans	$910,874	5.41%	$944,657	5.11%
Acquired loans	736,629	5.73	402,213	7.98
Total loans receivable	1,647,503	5.55	1,346,870	5.97
Investment securities (TE)	259,827	2.38	229,723	2.34
Other interest-earning assets	103,338	1.68	70,863	1.66
Total interest-earning assets	$2,010,668	4.94%	$1,647,456	5.28%

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,010,980	0.41%	$819,720	0.41%
Certificates of deposit	375,959	0.96	319,882	0.97
Total interest-bearing deposits	1,386,939	0.56	1,139,602	0.56
FHLB advances	71,194	1.78	67,892	1.89
Total interest-bearing liabilities	$1,458,133	0.62%	$1,207,494	0.64%

Net interest spread (TE)		4.32%		4.64%
Net interest margin (TE)		4.49%		4.81%

Noninterest Income

Noninterest income for the first quarter of 2018 totaled $3.5 million, an increase of $802,000, or 30%, compared to the fourth quarter of 2017. The increase resulted primarily from additional service fees and charges and bank card fees due mostly to the increase in customer accounts as a result of the SMB acquisition.

Noninterest Expense

Noninterest expense for the first quarter of 2018 totaled $15.6 million, an increase of $2.8 million, or 22%, compared to the fourth quarter of 2017. The increase related primarily to the growth of the Company's employee base and higher occupancy and data processing costs due to the SMB acquisition. Noninterest expense for the first quarter of 2018 and fourth quarter of 2017 includes $879,000 and $839,000, respectively, of merger expenses.

Income Tax Expense

During the first quarter of 2018, the Company incurred income tax expense of $2.0 million, a decrease of $3.5 million, or 64%, compared to the fourth quarter of 2017. The Company's effective tax rate was 21% during the first quarter of 2018, and 63% for the fourth quarter of 2017. The lower effective tax rate recorded during the first quarter of 2018 was the result of the Tax Act. The Tax Act reduced the federal corporate statutory tax rate from 35% to 21%. The Company recorded a re-measurement charge on our DTA in the fourth quarter of 2017 totaling $2.7 million.

Non-GAAP Reconciliation

	For the Three Months Ended
(dollars in thousands, except per share data)	March 31, 2018	December 31, 2017	March 31, 2017
Reported noninterest expense	$15,590	$12,755	$11,031
Less: Merger-related expenses	879	839	-
Non-GAAP noninterest expense	$14,711	$11,916	$11,031

Reported noninterest income	$3,481	$2,679	$2,826
Less: Gain on sale of banking center	-	-	380
Non-GAAP noninterest income	$3,481	$2,679	$2,446

Reported net income	$7,464	$3,242	$5,006
Less: Gain on sale of banking center	-	-	247
Add: DTA re-measurement charge	-	2,721	-
Add: Merger-related expenses, net tax	694	610	-
Non-GAAP net income	$8,158	$6,573	$4,759

Diluted EPS	$0.81	$0.41	$0.69
Less: Gain on sale of banking center	-	-	0.03
Add: DTA re-measurement charge	-	0.35	-
Add: Merger-related expenses	0.07	0.08	-
Non-GAAP diluted EPS	$0.88	$0.84	$0.66

Reported net income	$7,464	$3,242	$5,006
Add: CDI amortization, net tax	397	152	121
Non-GAAP tangible income	$7,861	$3,394	$5,127

Total Assets	$2,206,854	$2,228,121	$1,583,497
Less: Intangible assets	67,499	68,034	12,577
Non-GAAP tangible assets	$2,139,355	$2,160,087	$1,570,920

Total shareholders' equity	$283,089	$277,874	$184,720
Less: Intangible assets	67,499	68,031	12,577
Non-GAAP tangible shareholders' equity	$215,590	$209,837	$172,143

Originated loans	$963,146	$941,922	$899,500
Acquired loans	678,124	715,873	327,428
Total loans	$1,641,270	$1,657,795	$1,226,928

Originated allowance for loan losses	$13,488	$14,303	$12,417
Acquired allowance for loan losses	781	504	501
Total allowance for loan losses	$14,269	$14,807	$12,918

Return on average assets	1.37%	0.73%	1.28%
Less: Gain on sale of banking center	-	-	0.06
Add: DTA re-measurement charge	-	0.61	-
Add: Merger-related expenses, net tax	0.13	0.14	-
Adjusted return on average assets	1.50%	1.48%	1.22%

Return on average equity	10.74%	5.91%	10.95%
Less: Gain on sale of banking center	-	-	0.54
Add: DTA re-measurement charge	-	4.96	-
Add: Merger-related expenses, net tax	1.00	1.11	-
Adjusted return on average equity	11.74	11.98	10.41
Add: Average intangible assets	4.46	1.85	1.06
Adjusted return on average tangible common equity	16.20%	13.83%	11.47%

Common equity ratio	12.83%	12.47%	11.67%
Less: Intangible assets	2.75	2.76	0.71
Non-GAAP tangible common equity ratio	10.08%	9.71%	10.96%

Return on average equity	10.74%	5.91%	10.95%
Add: Intangible assets	4.15	1.07	1.10
Non-GAAP return on tangible common equity	14.89%	6.98%	12.05%

Efficiency ratio	59.99%	56.18%	58.69%
Less: Gain on sale of banking center	-	-	1.21
Less: Merger-related expenses	3.38	3.70	-
Adjusted efficiency ratio	56.61%	52.48%	59.90%

Book value per share	$30.09	$29.57	$25.05
Less: Intangible assets	7.18	7.24	1.70
Non-GAAP tangible book value per share	$22.91	$22.33	$23.35

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes acquired loans, intangible assets, the impact of the Tax Cuts and Jobs Act of 2017, (loss)/gain on closure or sale of banking centers and the impact of merger-related expenses. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company's financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward looking statements. Forward looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward looking statements, by their nature, are subject to risks and uncertainties. A number of factors many of which are beyond our control could cause actual conditions, events or results to differ significantly from those described in the forward looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2017, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward looking statements speak only as of the date they are made. We do not undertake to update forward looking statements to reflect circumstances or events that occur after the date the forward looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION

	March 31,	December 31,	%	March 31,
	2018	2017	Change	2017
Assets
Cash and cash equivalents	$ 124,141,699	$ 150,417,829	(18)%	$ 52,378,725
Interest-bearing deposits in banks	2,421,000	2,421,000	-	1,639,000
Investment securities available for sale, at fair value	263,169,977	234,993,436	12	192,188,925
Investment securities held to maturity	12,949,728	13,033,590	(1)	13,283,010
Mortgage loans held for sale	1,310,991	5,873,132	(78)	5,292,439
Loans, net of unearned income	1,641,270,174	1,657,794,751	(1)	1,226,927,674
Allowance for loan losses	(14,268,843)	(14,807,278)	(4)	(12,917,650)
Total loans, net of allowance for loan losses	1,627,001,331	1,642,987,473	(1)	1,214,010,024
Office properties and equipment, net	45,203,029	45,604,752	(1)	39,233,248
Cash surrender value of bank-owned life insurance	29,064,532	28,903,913	1	20,268,269
Goodwill and core deposit intangibles	67,499,333	68,033,472		12,576,609
Accrued interest receivable and other assets	34,092,412	35,852,241	(5)	32,626,771
Total Assets	$ 2,206,854,032	$ 2,228,120,838	(1)	$ 1,583,497,020

Liabilities
Deposits	$ 1,839,205,284	$ 1,866,227,328	(1)%	$ 1,272,146,338
Federal Home Loan Bank advances	70,887,946	71,825,595	(1)	118,183,717
Accrued interest payable and other liabilities	13,671,575	12,197,189	12	8,447,269
Total Liabilities	1,923,764,805	1,950,250,112	(1)	1,398,777,324

Shareholders' Equity
Common stock	94,093	93,955	-%	73,737
Additional paid-in capital	165,990,921	165,341,415	0	80,092,853
Common stock acquired by benefit plans	(3,828,482)	(3,922,413)	(2)	(4,221,293)
Retained earnings	123,571,082	117,312,630	5	108,694,266
Accumulated other comprehensive income	(2,738,387)	(954,861)	(187)	80,133
Total Shareholders' Equity	283,089,227	277,870,726	2	184,719,696
Total Liabilities and Shareholders' Equity	$ 2,206,854,032	$ 2,228,120,838	(1)	$ 1,583,497,020

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For the Three	March
	March 31,		%	Months Ended	%
	2018	2017	Change	December 31, 2017	Change
Interest Income
Loans, including fees	$ 22,803,629	$ 16,243,268	40%	$ 20,420,278	12%
Investment securities	1,495,060	1,028,634	45	1,253,125	19
Other investments and deposits	426,939	91,365	367	296,680	44
Total interest income	24,725,628	17,363,267	42	21,970,083	13

Interest Expense
Deposits	1,902,196	992,441	92%	1,622,758	17%
Federal Home Loan Bank advances	316,881	401,623	(21)	321,359	(1)
Total interest expense	2,219,077	1,394,064	59	1,944,117	14
Net interest income	22,506,551	15,969,203	41	20,025,966	12
Provision for loan losses	964,257	306,832	214	1,199,688	(20)
Net interest income after provision for loan losses	21,542,294	15,662,371	38	18,826,278	14

Noninterest Income
Service fees and charges	1,654,746	936,928	77%	1,246,049	33%
Bank card fees	1,098,551	683,514	61	835,224	32
Gain on sale of loans, net	207,037	288,063	(28)	277,190	(25)
Income from bank-owned life insurance	160,619	118,716	35	132,725	21
Gain (loss) on the closure or sale of assets, net	145,206	355,540	(59)	(14,942)	1,072
Other income	214,788	443,045	(52)	203,050	6
Total noninterest income	3,480,947	2,825,806	23	2,679,296	30

Noninterest Expense
Compensation and benefits	8,941,473	6,775,449	32%	7,432,339	20%
Occupancy	1,674,869	1,219,882	37	1,353,787	24
Marketing and advertising	259,555	226,596	15	205,895	26
Data processing and communication	1,679,046	1,075,207	56	1,252,871	34
Professional fees	286,054	231,371	24	770,800	(63)
Forms, printing and supplies	356,604	135,300	164	184,317	93
Franchise and shares tax	365,300	201,967	81	360,399	1
Regulatory fees	379,337	322,838	18	311,955	22
Foreclosed assets, net	102,998	(58,776)	275	(67,612)	252
Other expenses	1,544,725	900,880	72	950,289	63
Total noninterest expense	15,589,961	11,030,714	41	12,755,040	22
Income before income tax expense	9,433,280	7,457,463	27	8,750,534	8
Income tax expense	1,969,733	2,451,762	(20)	5,508,098	(64)
Net income	$ 7,463,547	$ 5,005,701	49	$ 3,242,436	130

Earnings per share - basic	$ 0.83	$ 0.72	15%	$ 0.43	93%
Earnings per share - diluted	$ 0.81	$ 0.69	17	$ 0.41	98

Cash dividends declared per common share	$ 0.15	$ 0.13	15%	$ 0.14	7%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three
	March 31,		%	Months Ended	%
	2018	2017	Change	December 31, 2017	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$ 24,726	$ 17,363	42%	$ 21,970	13%
Total interest expense	2,219	1,394	59	1,944	14
Net interest income	22,507	15,969	41	20,026	12
Provision for loan losses	964	307	214	1,200	(20)
Total noninterest income	3,481	2,826	23	2,679	30
Total noninterest expense	15,590	11,031	41	12,755	22
Income tax expense	1,970	2,451	(20)	5,508	(64)
Net income	$ 7,464	$ 5,006	49	$ 3,242	130

AVERAGE BALANCE SHEET DATA
Total assets	$ 2,204,909	$ 1,561,282	41%	$ 1,767,451	25%
Total interest-earning assets	2,010,668	1,455,796	38	1,647,456	22
Total loans	1,647,503	1,230,407	34	1,346,870	22
Total interest-bearing deposits	1,386,939	961,780	44	1,139,602	22
Total interest-bearing liabilities	1,458,133	1,080,088	35	1,207,494	21
Total deposits	1,845,190	1,253,094	47	1,473,346	25
Total shareholders' equity	281,853	182,868	54	217,626	30

SELECTED RATIOS (1)
Return on average assets	1.37%	1.28%	7%	0.73%	88%
Return on average equity	10.74	10.95	(2)	5.91	82
Common equity ratio	12.83	11.67	10	12.47	3
Efficiency ratio (2)	59.99	58.69	2	56.18	7
Average equity to average assets	12.78	11.71	9	12.31	4
Tier 1 leverage capital ratio(3)	9.57	10.15	(6)	11.66	(18)
Total risk-based capital ratio(3)	13.84	14.54	(5)	13.48	3
Net interest margin (4)	4.49	4.42	2	4.81	(7)

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio(5)	10.08%	10.96%	(8)%	9.71%	4%
Return on average tangible common equity(6)	14.89	12.05	24	6.98	113
Adjusted return on average assets (7)	1.50	1.22	23	1.48	1
Adjusted return on average equity (7)	11.74	10.41	13	11.98	(2)
Adjusted efficiency ratio (7)	56.61	59.90	(6)	52.48	8
Adjusted return on average tangible common equity (7)	16.20	11.47	41	13.83	17

PER SHARE DATA
Earnings per share - basic	$ 0.83	$ 0.72	15	$ 0.43	93%
Earnings per share - diluted	0.81	0.69	17	0.41	98
Adjusted earnings per share - diluted (8)	0.88	0.66	33	0.84	5
Book value at period end	30.09	25.05	20	29.57	2
Tangible book value at period end	22.91	23.35	(2)	22.33	3
Shares outstanding at period end	9,409,261	7,373,641	28%	9,395,488	-
Weighted average shares outstanding
Basic	9,011,535	6,936,301	30%	7,547,051	19%
Diluted	9,269,178	7,207,263	29	7,832,187	18
___________________________________
(1)	With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2)	The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)	Estimated capital ratios are end of period ratios for the Bank only.
(4)

Net interest margin represents net interest income as a percentage of average interest-earning assets.  Taxable equivalent yields are calculated using a marginal tax rate of 21% for 2018 and 35% for 2017.

(5)	Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for additional information.
(6)

Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

(7)

Adjusted ratios eliminates merger-related expenses, impact of 2017 DTA re-measurement charge and the (loss) or gain on sale or closure of banking centers in the calculation. See "Non-GAAP Reconciliation" for additional information.

(8)

Adjusted diluted EPS eliminates merger-related expenses, impact of 2017 DTA re-measurement charge and the (loss) or gain on sale or closure of banking centers in the calculation. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION

	March 31, 2018			December 31, 2017			March 31, 2017
	Acquired	Originated	Total	Acquired	Originated	Total	Acquired	Originated	Total
(dollars in thousands)
CREDIT QUALITY(1)
Nonaccrual loans (2)	$ 3,906	$ 23,407	$ 27,313	$ 2,654	$ 22,379	$ 25,033	$ 1,524	$ 13,072	$ 14,596
Accruing loans past due 90 days and over	-	-	-	-	-	-	-	-	-
Total nonperforming loans	3,906	23,407	27,313	2,654	22,379	25,033	1,524	13,072	14,596
Foreclosed assets	436	107	543	584	144	728	890	722	1,612
Total nonperforming assets	4,342	23,514	27,856	3,238	22,523	25,761	2,414	13,794	16,208
Performing troubled debt restructurings	1,068	606	1,674	1,020	1,516	2,536	3,314	1,056	4,370
Total nonperforming assets and troubled debt restructurings	$ 5,410	$ 24,120	$ 29,530	$ 4,258	$ 24,039	$ 28,297	$ 5,728	$ 14,850	$ 20,578

Nonperforming assets to total assets			1.26%			1.16%			1.02%
Nonperforming loans to total assets			1.24			1.12			0.92
Nonperforming loans to total loans			1.66			1.51			1.19
Allowance for loan losses to nonperforming assets			51.22			57.48			79.70
Allowance for loan losses to nonperforming loans			52.24			59.15			88.50
Allowance for loan losses to total loans			0.87			0.89			1.05

Year-to-date loan charge-offs			$ 1,526			$ 463			$ 18
Year-to-date loan recoveries			24			443			118
Year-to-date net loan charge-offs			$ 1,502			$ 20			$ (100)
Annualized YTD net loan charge-offs to average loans			0.37%			-%			0.03%
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(1)

Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due. Purchased credit impaired loans accounted for in pools with an accretable yield are considered to be performing and are excluded from nonperforming loans. Nonperforming assets consist of nonperforming loans and repossessed assets.  It is our policy to cease accruing interest on loans 90 days or more past due. Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

(2)

Nonaccrual loans include originated restructured loans placed on nonaccrual totaling $14.7 million, $7.5 million and $8.6 million at  March 31, 2018, December 31, 2017 and March 31, 2017, respectively. Acquired restructured loans placed on nonaccrual totaled $964,000, $353,000 and $359,000 at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

CONTACT: John W. Bordelon, President and CEO (337) 237-1960